Exhibit 99.5

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT
(Side Agreement)

This Assignment and Assumption Agreement (“Assignment”) is made as of this 16th day of September, 2011, by and between CREATIVE VISTAS, INC., an Arizona corporation (“Assignor”) and CANCABLE AND DEPENDABLE HOMETECH, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

A.       Assignor is a party to that certain Agreement, dated as of December 31, 2005, between Cancable Inc., an Ontario corporation, Cancable Holding Corp., a Delaware corporation (“Cancable Holding”), Cancable, Inc., a Nevada corporation, Assignor and Laurus Master Fund, Ltd. (the “Side Agreement”).

B.        Assignor and Assignee are parties to that certain Stock Purchase Agreement, dated as of the date hereof, by and among Assignor, Cancable Holding and Assignee, pursuant to which Assignor is selling to Assignee all of the common stock of Cancable Holding owned by Assignor (the “Stock Sale”).

C.        In connection with the Stock Sale, Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s duties and obligations under the Side Agreement.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the undersigned agree as follows:

1.         Assignment.  From and after the date hereof, Assignor hereby transfers, conveys and assigns to Assignee all right, title and interest of Assignor in, to and under the Side Agreement, and hereby grants and delegates to Assignee any and all of the duties and obligations of Assignor under the Side Agreement.

2.         Assumption.  From and after the date hereof, Assignee hereby accepts the assignment of the Side Agreement, and hereby assumes and agrees to observe and perform any and all of the duties and obligations of Assignor under the Side Agreement arising on or after the date hereof.

3.         Governing Law.  This Assignment and Assignor’s and Assignee’s rights, liabilities, and duties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law.

4.         Consent to Jurisdiction.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the State and Federal courts located in the State of New York, County of New York in any and all actions between or among any of the parties hereto, with respect to the subject matter hereof, and waives any objection based on lack of jurisdiction, forum non conveniens, improper venue or otherwise to the jurisdiction of such courts.

5.         Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective executors, heirs, legal representatives, successors and assigns.

6.         Third Party Beneficiaries.  Assignor and Assignee agree that Laurus Master Fund, Ltd. (In Liquidation) is a third party beneficiary of this Assignment.

7.         Headings.  The headings of the paragraphs of this Assignment have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Assignment or be used in any manner in the interpretation of this Assignment.

8.         Incorporation of Recitals.  The recitals set forth above are hereby incorporated herein by reference.

9.         Counterparts.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same legal instrument.

10.       Severability.  Each provision of this Assignment shall be valid and enforceable to the fullest extent permitted by law.  If any provision of this Assignment or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, then the remainder of this Assignment, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability.

[Remainder of Page Intentionally Left Blank]

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above-written.

Assignor:

CREATIVE VISTAS, INC.

By:	/s/ Heung Hung Lee
Name: Heung Hung Lee
Title: CFO & Director

Assignee:

CANCABLE AND DEPENDABLE HOMETECH, LLC

By:	/s/ Isaac Szpilzinger
Name: Isaac Szpilzinger
Title: Manager

[Signature Page to Assignment and Assumption Agreement (Side Agreement)]